                                                                    EXHIBIT 99.2

                                    CONSENT

     As a person about to become a director of 50-OFF Stores, Inc. (the "Company"), I consent to the use of my name in the Prospectus included as part of the Company's Registration Statement on Form S-1 (No. 333-25061), as amended at the time it becomes effective.

     Dated:  June 3, 1997

                              /s/ SHERYLE J. BOLTON
                              ------------------------------------
                              Sheryle J. Bolton

                                                                    EXHIBIT 99.2

                                    CONSENT

     As a person about to become a director of 50-OFF Stores, Inc. (the "Company"), I consent to the use of my name in the Prospectus included as part of the Company's Registration Statement on Form S-1 (No. 333-25061), as amended at the time it becomes effective.

     Dated:  June 3, 1997

                              /s/ WILLIAM B. SNOW
                              ------------------------------------
                              William B. Snow

                                                                    EXHIBIT 99.2

                                    CONSENT

     As a person about to become a director of 50-OFF Stores, Inc. (the "Company"), I consent to the use of my name in the Prospectus included as part of the Company's Registration Statement on Form S-1 (No. 333-25061), as amended at the time it becomes effective.

     Dated:  June 3, 1997

                                        /s/ DAVID WHITE
                                        --------------------------------------
                                        M. David White